EXHIBIT 24

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint WILLIAM C. LOSCH III, JAMES F. KEEN, CLYDE A. BILLINGS, JR., and THOMAS C. ADAMS, JR., jointly and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 to be filed with the Securities and Exchange Commission, pursuant to the provisions of the Securities Exchange Act of 1934, by First Horizon National Corporation (“Corporation”) and, further, to execute and sign any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ D. Bryan Jordan	President and Chief Executive Officer
	and Director (principal executive	February 26, 2009
D. Bryan Jordan	officer)

/s/ William C. Losch III	Executive Vice President and Chief
	Financial Officer (principal financial	February 26, 2009
William C. Losch III	officer)

/s/ James F. Keen	Executive Vice President and Chief
	Accounting Officer (principal	February 26, 2009
James F. Keen	accounting officer)

/s/ Michael D. Rose	Chairman of the Board and Director	February 26, 2009

Michael D. Rose

/s/ Robert B. Carter
	Director	February 26, 2009
Robert B. Carter

/s/ Simon F. Cooper
	Director	February 26, 2009
Simon F. Cooper

/s/ Mark A. Emkes
	Director	February 26, 2009
Mark A. Emkes

Signature	Title	Date

/s/ James A. Haslam, III
	Director	February 26, 2009
James A. Haslam, III

/s/ R. Brad Martin
	Director	February 26, 2009
R. Brad Martin

/s/ Vicki R. Palmer
	Director	February 26, 2009
Vicki R. Palmer

/s/ Colin V. Reed
	Director	February 26, 2009
Colin V. Reed

/s/ William B. Sansom
	Director	February 26, 2009
William B. Sansom

/s/ Luke Yancy III
	Director	February 26, 2009
Luke Yancy III